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                                                                      Exhibit 10







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Information" and to the use of our report on the Mid Cap Value Fund and Small Cap Growth Fund (formerly Fleming Fund and Fleming Fledgling Fund) dated November 15, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A 333-25803) of JPMorgan Equity Funds.

                                                    ERNST & YOUNG LLP

New York, New York
April 24, 2001